Exhibit 10.50

AMENDMENT NUMBER 5
TO THE INTEGRATED FACILITIES MANAGEMENT SERVICES AGREEMENT
BETWEEN JONES LANG LASALLE AMERICAS, INC. AND AMGEN INC.

This Amendment Number 5 (“Amendment 5”) is entered into as of September 1, 2013 by and between Jones Lang LaSalle Americas, Inc. (“Provider”) and Amgen Inc. (“Company”).

RECITALS

A.
Company and Provider entered into that certain agreement titled Integrated Facilities Management Services Agreement effective as of February 4, 2009 and identified by contract number CSV-09-51444 pursuant to which Provider is to be performing integrated facilities services with respect to facilities operations and maintenance and general services as set forth therein (“Original Agreement”).

B.
Thereafter, Company and Provider amended the Original Agreement through that certain Amendment Number 1 entered into as of March 31, 2010, Amendment Number 2 entered into as of May 12, 2011, Amendment Number 3 entered into as of Jul 1, 2011, and Amendment Number 4 entered into as of Mar 20, 2013 (the Original Agreement together with the above-referenced amendments shall be referred to hereinafter as the “Agreement”).

C.	Company and Provider desire, and are willing, to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:

1.	DEFINITIONS

1.1    Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment 5 and the defined terms of the Agreement, the definitions set forth in this Amendment 5 shall control.

2.	AMENDMENTS TO THE AGREEMENT

2.1    Amendment to Section 17.1 of the Agreement. Section 17.1 (Term) of the Agreement is deleted in its entirety and replaced with the following:

“The term of this Agreement shall commence on the Effective Date and, unless extended or earlier terminated pursuant to the terms of this Agreement, continue through December 31, 2015.”

2.2    Amendment to Section 23.2 of the Agreement. Section 23.2 (Safety Exhibit) of the Agreement is deleted in its entirety and replaced with the following:

“23.2 Safety. Provider shall meet the obligations set forth in the safety documents included in the Safety Appendix (“Contractor Handbook”) which shall be provided by Company, upon Providers’ request, and any safety requirements specified in an Order. The Contractor Handbook may be revised by Company from time to time.”

2.3    Amendment to Exhibit C (Key Performance Indicators/Service Level Agreements). For the period on and after January 1, 2014, Exhibit C of the Agreement is deleted in its entirety and replaced with revised Exhibit C Rev. 1 attached hereto.

2.4    Amendment to Sub-section 3.4 (Potential Management Fee Rate) of Exhibit D (Pricing) of the Agreement. Sub-section 3.4 of Exhibit D of the Agreement is deleted and replaced in its entirety with the following:

“Potential Management Fee Rate. The “Potential Management Fee Rate” shall be per the table below, and if the budgeted Managed Costs for any Fiscal Year are or have been increased based upon New Services, Changes or otherwise, the Potential Management Fee Rate will be adjusted as set forth below. Any such change in the Potential Management Fee Rate shall be prorated for purposes of calculating Base Management Fee, Management Fee at Risk, or Incentive Compensation for any partial Fiscal Year or Measurement Period applicable to the Management Fee based upon the effective date of the New Order or Change. Pursuant to the terms of Section 3 of Exhibit D (Provider Compensation) of the Agreement, Company shall pay Provider a minimum Potential Management Fee (“Fee Floor for Budget Tier”) for each Potential Management Fee Rate bracket as defined in the table below. The Potential Management Fee payout shall be equal to the greater of the Fee Floor for Budget Tier or the Budgeted Costs for a Fiscal Year multiplied by the Potential Management Fee Rate.”

Budgeted Costs for a Fiscal Year	Potential Management Fee Rate	Fee Floor for Budget Tier
Less than $100,000,000	2.50%	$0
Equal to or greater than $100,000,000 and less than $150,000,000	2.25%	$2,500,000
Equal to or greater than $150,000,000 and less than $200,000,000	2.125%	$3,375,000
Equal to or greater than $200,000,000 and less than $250,000,000	2.00%	$4,250,000
Equal to or greater than $250,000,000 and less than $300,000,000	1.85%	$5,000,000
Equal to or greater than $300,000,000	1.70%	$5,550,000

2.5    Amendment to Sub-section 2.1_(Certain Definitions) of Exhibit D (Pricing) of the Agreement. Section 2.1 of Exhibit D of the Agreement is amended to add the following definitions at the end of the section:

(pp) “Assigned Costs - no Guaranteed Savings” shall have the meaning similar to Assigned Costs, however, due to nature of those expenses (typically demand driven), no savings are guaranteed. These items (e.g., Praxair gases) shall be specifically identified in the Cost Baselines. Management Fee for Assigned Costs - no Guaranteed Savings shall be calculated and paid to Provider in accordance with the terms of the Agreement.

(qq) “Managed Spend” represents the category of services that Provider does not have control of spend levels, but manages service delivery. The Managed Spend is not subject to Guaranteed Savings, and are excluded from Cost Baselines. The Managed Spend expenses can be incurred either under a Provider PO or a Company PO. The Managed Spend items shall be specifically identified in the Cost Baselines. Management Fee for Managed Spend shall be calculated and paid to Provider in accordance with the terms of the Agreement.
2.6    Amendment to Sub-section 3.9 (c) (3) (Special Project Services Costs) of Exhibit D (Pricing) of the Agreement. Section 3.9 (c) (3) of Exhibit D of the Agreement is amended to add the following at the end of the section:

Upon Company’s written request, under the Special Project Services Provider manages and pays subcontractors expenses and/or self perform certain labor activities. Company shall direct work activities related to Special Project Services Costs. Special Project Services Costs are not included in the integrated facilities management reporting structure. Management Fee for Special Project Services Cost shall be calculated and paid to Provider in accordance with the terms of the Agreement.

2.7    Amendment to Sub-section 3.10(b) (Shared Savings) of Exhibit D (Pricing) of the Agreement. Section 3.10(b) of Exhibit D of the Agreement is amended to add the following at the end of the section:

(i)
Shared Savings at Term: Company shall pay Provider the Shared Savings at Term (“Shared Savings at Term”), which is a portion of the Savings over the 2015 Cost Guaranty by site, as set forth in Exhibit D Attachment D2 (“Incremental Savings at Term”).The Shared Savings at Term shall be equal to the amount of the Incremental Savings at Term, reduced by any Incremental Savings at Term achieved in the prior year (if applicable,) multiplied by the applicable Shared Savings Multiplier set forth in the Shared Savings at Term Payout Table at section 2.7(iii) below.

(ii)
Early Savings. If prior year Actual Cost less current year Actual Cost (“Actual Savings”) exceed the prior year Cost Guaranty less the current year Cost Guaranty, then Company will pay to Provider a portion of this savings (“Early Savings”), which shall be equal to five percent (5%) multiplied by the Early Savings amount (“Early Shared Savings”).

(iii)	Shared Savings at Term Payout Table:

Weighted Average Aggregate Annual KPI Score for Applicable Measurement Year	Shared Savings Multiplier
Less than 2.5	0%
Equal to or greater than 2.5 and less than 3.0	20%
Equal to or greater than 3.0 and less than 3.5	35%
Equal to or greater than 3.5 and less than 4.0	40%
Equal to or greater than 4.0	45%

The Shared Savings Multiplier shall be determined based upon the Weighted Average Aggregate Annual KPI Score applicable to the Measurement Year and shall be the percentage set forth in the table in the section (iii) below

(iv)	Provider’s Shared Savings: Provider’s Shared Savings at Term and Provider’s Early Shared Savings combined are defined as Provider’s Shared Savings (“Provider’s Shared Savings”)

2.8    Amendment to Exhibit D Attachment D.1 (Cost Baseline) of the Agreement. For the period on and after January 1, 2014, Exhibit D Attachment D.1 of the Agreement is deleted in its entirety and replaced with revised Exhibit D Attachment D.1 Rev. 1 attached hereto. Subject to the provisions in Exhibit D Attachment D.2, section 5, CCR’s approved during a year will impact both the Cost Baseline and the Cost Guaranty equally, with no associated savings.

2.9    Amendment to Exhibit D Attachment D.2 (Minimum Savings Summary) of the Agreement. For the period on and after January 1, 2014, Exhibit D Attachment D.2 of the Agreement is deleted in its entirety and replaced with revised Exhibit D Attachment D.2 Rev. 1 attached hereto. Subject to the provisions in Exhibit D Attachment D.2, section 5, CCR’s approved during a year will impact both the Cost Baseline and the Cost Guaranty equally, with no associated savings.

2.10    Amendment to Exhibit D Attachment D.4 (Transition Costs). As of the Effective Date of this Amendment, the Exhibit D Attachment D.4 of the Agreement is deleted in its entirety and replaced with the following: “No transition costs shall be paid by Company for any new or existing services carried out as of the Effective Date of the Amendment”.

2.11    Amendment to Exhibit D Attachment D.6 (Example Calculations of Management Fees, Shared Savings and Cost Guaranty Adjustment) of the Agreement. For the period on and after January 1, 2014, Exhibit D Attachment D.6 of the Agreement is deleted in its entirety and replaced with revised Exhibit D Attachment D.6 Rev. 1 attached hereto.

2.12    Amendment to Sub-section 1.6(d) (Fiscal Year End Invoices) of Exhibit Q (Invoicing and Accounting Requirements) of the Agreement. As of the Effective Date of this Amendment, Sub-section 1.6(d) of Exhibit Q of the Agreement is deleted in its entirety and replaced with the following:

“Fiscal Year End Accruals and Invoices. Provider shall submit an accrual file for the anticipated Reimbursable Costs, Management Fees and Incentive Compensation on date specified by Company (i) that are expected to be accrued through the end of such Fiscal Year and (ii) for which Provider has not yet delivered an invoice. Provider shall, using it best efforts and to the extent reasonable, include expenses from different Fiscal Years in separate Invoices, and those Invoices shall be charged to the Purchase Orders open for the respective Fiscal year.”

2.13    Amendment to Sub-section 3 (Timing of Payments) of Exhibit Q (Invoicing and Accounting Requirements) of the Agreement. As of the Effective Date of this Amendment, Section 3 of Exhibit Q of the Agreement is deleted in its entirety and replaced with the following:

“Timing of Payments. Company shall pay all undisputed invoice amounts, submitted for Company’s approval weekly, within sixty (60) days after Company’s receipt thereof from the total invoiced amount. Such payment shall be deemed to be made when Company initiates an EDI transfer of funds to Provider. Company shall make payments to Provider in the currency in which the invoiced amounts were incurred by Provider. Provider should direct its payment status inquiries to XXXXXXXXXXXXXXXXX@amgen.com (email) or (805) 447-XXXX (telephone).”

3.	CONCLUSION

Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS THEREOF, the authorized representatives of the parties have executed this Amendment 5 to the Agreement as of the date first set forth above.

JONES LANG LASALLE AMERICAS, INC.	AMGEN INC.
By: /s/ Roger Humphrey	By: /s/ William Reis
Name: Roger Humphrey	Name: William Reis
Title: Executive Vice President	Title: VP, Sourcing

Date: October 14, 2013	Date: October 16, 2013

EXHIBIT C Rev. 1
KEY PERFORMANCE INDICATORS/SERVICE LEVEL AGREEMENTS

1.	GENERAL

1.1	Introduction
This Exhibit C provides certain terms and commitments with respect to the Key Performance Indicators that Provider shall meet or exceed in performing the Services during the Term and describes the methodology for calculating the portion of the Management Fee at Risk earned and payable to Provider based upon Provider’s performance with respect to the Key Performance Indicators for each quarterly Measurement Period.

1.2    Definitions
The following defined terms as used in this Exhibit C, the Attachments hereto or elsewhere in the Agreement, shall have the meanings set forth below.

Aggregate KPI Score. “Aggregate KPI Score” means the aggregate weighted sum of all KPI Scores for the KPIs for a given Measurement Period.

Aggregate SLA Score. “Aggregate SLA Score” means the aggregate weighted sum of all SLA Scores for the SLAs for a given Measurement Period. The Aggregate SLA Score is the Service Performance KPI.

Allocated MFAR Portion. “Allocated MFAR Portion” means the portion of the Management Fee at Risk allocated by Company to each KPI in accordance with Section 2.1 ii.

Disqualifying Event. “Disqualifying Event” has the meaning set forth in Section 6.

Key Performance Indicators or KPIs. “Key Performance Indicators” or “KPIs” mean the respective key performance indicators established by Company from time to time to measure Provider’s performance of the Services under the Agreement. The initial KPIs are set forth on Attachment C.1 and more fully described and explained in Attachment C.2 (Supplementary Information for KPI Scorecard).

KPI Default. “KPI Default” means (i) Provider has a KPI Failure for the same KPI for three (3) consecutive Measurement Periods or (ii) Provider has an aggregate of eight (8) individual KPI Failures within any span of four (4) consecutive Measurement Periods (i.e., counting each KPI Failure for a single KPI for any one Measurement Period and each repeated KPI Failure for the same KPI in different Measurement Periods).

KPI Failure. “KPI Failure” means the failure to meet or exceed a score of 2.0 for any KPI during a Measurement Period.

KPI Multiplier. “KPI Multiplier” means the multiplier attributable to each KPI Score for each KPI pursuant to Section 2.1 viii and the KPI Score Card.

KPI Score. “KPI Score” has the meaning given in Section 2.1 vii.

KPI Scorecard. “KPI Scorecard” means the spreadsheet for calculation of the MFAR Amounts Earned for the KPIs and the Management Fee at Risk Earned for each Measurement Period. There will be one KPI Scorecard for each manufacturing site (AML, ARI, and ACO), and one for all remaining US and Canada sites and ATO Clinical (“GFO & Other Sites”), which shall be in the form of Attachment C.1.

KPI Table. “KPI Table” has the meaning given in Section 2.

KPI Target. “KPI Target” means Provider performance with respect to the KPI that results in a KPI Score of “3” for the respective KPI for any Measurement Period.

Management Fee at Risk. “Management Fee at Risk” has the meaning set forth in Exhibit D.

Management Fee at Risk Earned. “Management Fee at Risk Earned” has the meaning set given in Section 1.4.2

Measurement Period. “Measurement Period” means each quarter in Company’s Fiscal Year, which fiscal year is currently the calendar year ended December 31.

MFAR Amount at Risk. “MFAR Amount at Risk” has the meaning given in Section 2.1 iii

MFAR Amount Earned. “MFAR Amount Earned” has the meaning given in Section 2.1 ix.

Service Level Agreements (SLAs). “Service Level Agreements” or “SLAs” mean the service level agreements against which Provider will be measured in accordance with Section 5 of the Agreement. The initial SLAs and the metrics for measurement of such SLAs are set forth in the Attachment C.3.

SLA Failures. “SLA Failure” means the failure to meet a score of 2.0 or greater for any SLA, component of any SLA, or with respect to each site, an SLA or component thereof for any site.

SLA Scorecard. “SLA Scorecard” means the spreadsheet for calculation of the SLA Score for each Measurement Period for each manufacturing site (AML, ARI, and ACO), and one for all remaining GFO & Other Sites, which spreadsheet shall be in the form of Attachment C.2.

SLA Target. “SLA Target” means Provider performance with respect to the SLA that results in a SLA Score of 3 for the respective SLA for any Measurement Period.
Any other capitalized terms used and not defined in this Exhibit C shall have the meanings ascribed to them in the Agreement.

1.3	Commencement of Obligations

1.3.1	Provider shall be responsible for measuring, reporting, and achieving the KPIs beginning on the Effective Date.

1.4	Management Fee at Risk

1.4.1
The Management Fee at Risk for the applicable Measurement Period shall be established in accordance with Exhibit D. Provider’s Management Fee at Risk shall be contingent and at risk during each Measurement Period, and shall be earned based upon performance of KPIs as provided in this Exhibit C.

1.4.2
For each Measurement Period, Provider will earn a portion of the Management Fee at Risk equal to the aggregate of the MFAR Amounts Earned for all of the KPIs, not to be less than 0 or more than 100% of the Management Fee at Risk for such measure Period (also referred to as the “Management Fee at Risk Earned”).

1.5	Company Right to Reallocate Management Fee at Risk.

1.5.1
Company, in its sole discretion, may allocate and reallocate the respective Allocated MFAR Portions of the Management Fee at Risk among the KPIs. Company’s initial allocation of Allocated MFAR Portions to the initial KPIs are set forth in the KPI Scorecard attached as Attachment C.1. Company may change Allocated MFAR Portions of the Management Fee at Risk at any time by providing written notice to Provider, provided such changes will not go into effect until the Measurement Period immediately following that Measurement Period in which the delivery of notice of such change took place.

1.5.2
Company, in its sole discretion, may change the weightings of the KPI Scores attributable to respective KPI performance levels in the KPI Scorecard at any time, provided that the weighting of any KPI is reasonably balanced to business needs, by providing written notice to Provider, provided such changes will not go into effect until the Measurement Period immediately following that Measurement Period in which the delivery of notice of such change took place.

1.6	Measurement and Reporting Tools

1.6.1
Unless otherwise specified in the KPI Scorecard, Provider shall have operational, administrative, maintenance, and financial responsibility for all tools required to measure and report its performance against the KPIs.

1.6.2
Provider will develop reports that meet the requirements as specified by Company and provide an accurate account of Provider’s performance against KPIs and use the latest technology in producing reports. If Company is not satisfied with the reporting process and/or report format, Provider will make commercially reasonable efforts to accommodate Company’s reporting request(s) and desired format.

1.6.3
Provider shall implement and utilize the measurement and monitoring tools and procedures described in the KPIs outlined in Attachment C.1 to measure and report its performance against the KPIs. All performance measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the KPI metrics, and the data underlying the reports and Provider’s performance shall be subject to audit by Company. Provider shall provide Company with information and access to such tools and procedures upon request.

1.6.4
If, after the Effective Date, Provider desires to use a different measuring tool or procedure for any KPI, Provider shall provide written notice to Company, proposing the new tool and any reasonable adjustments to the KPI s that are necessary to account for any increased or decreased sensitivity in the new measuring tools or procedures. Provider may utilize such different measuring tools or procedures only to the extent the tools or procedures, and any associated KPI adjustments, are approved in advance and in writing by Company.

1.6.5	Where a KPI includes multiple conditions or components (e.g., components x, y and z), satisfaction of all such conditions or components is necessary to meet the corresponding KPI.

1.7	Reports and Supporting Information.

1.7.1
Provider shall provide Company with mutually agreed upon reports as outlined in this document and in any relevant attachments and exhibits to this document. At a minimum, the KPI Scorecard reports shall include the following:

i.	Performance reports for each individual KPI metric in Attachment C.1

ii.	Identification of any individual KPI Target that Provider failed to meet.

1.7.2	Upon Company’s request, Provider shall provide supporting information as requested by Company to verify the accuracy of each KPI measurement.

2.	KPI SCORING METHODOLOGY

2.1
Scoring Methodology. The Parties have prepared the initial KPIs, together with their respective weightings and scoring methodology, set forth in Attachment C.1 attached hereto and made a part hereof (the initial “KPI Table”), and will prepare subsequent KPI Tables annually, with the aim that they be clear, concise, measurable, reflect Company’s business needs and provide an incentive for Provider to provide the best service possible. Each KPI Table will include the following basic components:

i.	KPI Name. Column 1 sets forth the name of the KPI.

ii.
Allocated MFAR Portion. Column 2 sets forth the Allocated MFAR Portion for each manufacturing site (AML, ARI, and ACO) and for all remaining GFO & Other Sites. Company shall have 100 percentage points of Management Fee at Risk to allocate to the respective Allocated MFAR Portions for the KPIs. Company, in its sole discretion, may reallocate these 100 percentage points among the individual KPIs by providing Provider with written notice, provided that the weighting of any KPI is reasonably balanced to business needs. Such reallocations shall go into effect in the next Measurement Period following the Measurement Period in which Company provides such notice.

iii.
MFAR Amount at Risk.     Column 3 sets forth the Allocated MFAR Amount at Risk. For each KPI, the “MFAR Amount at Risk” is an amount equal to the Allocated MFAR Portion for such KPI multiplied times the Provider Management Fee at Risk for the applicable Measurement Period. This is the portion of the Management Fee at Risk allocated to the respective KPI for the applicable Measurement Period.

iv.	KPI Target. Column 4 sets forth the KPI Target for the applicable KPI, expressed as a KPI Score of 3.0.

v.
Performance Results Scoring Table. Column 5 sets forth a table indicating the range of potential performance results that Provider may achieve with respect to each KPI and the KPI Score corresponding to each potential range of result.

vi.	Performance Result. Column 6 sets forth Provider’s actual performance result, as measured for each KPI.

vii.
KPI Score. Column 7 sets forth the score (on a scale of 1 to 5, with increments of 0.1) for each KPI that corresponds to the actual performance result for the KPI for the Measurement Period (the “KPI Score”) is set forth in the KPI Scorecard. If Provider’s performance with respect to any particular KPI creates a result that falls between two KPI Score increments, the KPI Score will be rounded up or down to the nearest 0.1 as appropriate (for example any score between 1.01 - 1.04 shall be rounded down to 1.0 while any score from 1.05 to 1.09 shall be rounded up to 1.1).

viii.
KPI Multiplier. Each possible KPI Score for a KPI will correspond to a percentage multiplier (the “KPI Multiplier”), which will be multiplied by the MFAR Amount at Risk for such KPI to determine the MFAR Amount Earned for the KPI. The KPI Multipliers for each potential KPI Score increment are set forth in the KPI Multiplier Table set forth in the KPI Scorecard.

ix.
MFAR Amount Earned. Column 9 sets forth the MFAR Amount Earned for the respective KPI. For each KPI for each Measurement Period, the “MFAR Amount Earned” is the product of the KPI Multiplier corresponding to the actual KPI Score achieved for the respective KPI, multiplied by the Allocated MFAR Portion for such KPI

x.
Method. Column 10 sets forth the method of scoring by site. “Site” means actual KPI Performance Result at each individual manufacturing site (AML, ARI, and ACO) and one for all remaining GFO & Other Sites. “Portfolio” means actual Aggregate KPI Performance Result of all sites (AML, ARI, ACO, and GFO & Other Sites).

3.	TERMINATION FOR KPI DEFAULT

3.1	Termination for KPI default. Upon a KPI Default, Company shall have the right to terminate the Agreement, in accordance with the Term and Termination article of the Agreement.

4.	QUALITY ASSURANCE AND IMPROVEMENT PROGRAMS

4.1	KPI Failure Corrective Action. Without limiting Company remedies for a KPI Failure pursuant to the terms of the Agreement, following each KPI Failure, Provider shall:

i.	investigate, assemble and preserve pertinent information with respect to, and report on the causes of, the failure;

ii.
prepare and deliver to Company within 30 days of the reporting of the applicable KPI Failure a written plan to setting forth remedial and corrective measures to improve Provider’s performance and correct the KPI Failure;

iii.	advise Company, as and to the extent requested by Company, of the status of remedial efforts being undertaken with respect to correcting the KPI Failure;

iv.	minimize the impact of and correct the KPI Failure and begin meeting the KPI Target; and

v.	take appropriate preventive measures so that the KPI Failure does not recur.

4.2
Quality Assurance. Provider shall provide continuous quality assurance and quality improvement with respect to the KPIs through: (a) the identification and implementation of proven techniques and tools from other installations within Provider’s operations (i.e., "Best Practices"); (b) the identification and application of fast-path implementation and detailed timelines for implementation of the Services; and (c) the implementation of Provider programs, practices and measures designed to improve performance with respect to KPIs. Such procedures will include checkpoint reviews, testing, and other procedures for Company to confirm the quality of Provider’s performance. Provider will utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services. KPI performance measurements for determining KPI Scores shall be appropriately revised upward by Company from time to time in order to measure and give effect to such continuous quality improvement.

4.3
Adjusting KPIs. Without limiting Company’s right to adjust KPIs from time to time, as part of the annual budgeting process, in response to changes in Company’s business needs, or to reflect changes in or evolution of the Services, when requested by Company the Parties shall add and/or modify the KPIs so that they provide a fair, accurate and consistent measurement of the full range of Provider’s performance of the Services.

5.	SERVICE LEVEL AGREEMENTS

5.1
SLA. Provider shall meet or exceed the SLAs during the Term. The Parties have identified and agreed upon the SLAs set forth in this Exhibit C, with the aim that they be clear, concise and measurable, reflect Company’s business needs and encourage Provider to provide the best Services possible. Attachment C.2 provides the individual SLA metrics against which Provider’s performance shall be measured.

5.2	Commencement of Obligations. Provider shall be responsible for measuring, reporting, and achieving the SLAs in accordance with this Exhibit C beginning on the Effective Date.

5.3
Adjusting SLAs. As part of the annual budgeting process, in response to changes in Company’s business needs, or to reflect changes in or evolution of the Services, when requested by Company the Parties shall add and/or modify the SLAs so that they provide a fair, accurate and consistent measurement of the full range of Provider’s performance of the Services.

5.4
SLA Weightings. Company shall have 100 percentage points to allocate among the SLAs. Company, in its sole discretion, may reallocate these 100 percentage points among the individual SLAs by site or at the summary level at any time by providing written notice to Provider, provided that the weighting of any SLA is reasonably balanced to business needs and provided such changes will not go into effect until the Measurement Period following the delivery of notice of such change.

5.5	SLA Measurement and Reporting Tools.

i.
Unless otherwise specified in the SLA Scorecard, Provider shall have operational, administrative, maintenance, and financial responsibility for all tools required to measure and report its performance against the SLAs.

ii.
Provider will develop reports to the requirements as specified by Company and use the latest technology in producing reports. If Company is not satisfied with the reporting process and/or report format, Provider will make commercially reasonable efforts to accommodate Company’s reporting request(s) and desired format.

iii.
Provider shall implement and utilize the measurement and monitoring tools and procedures described in the SLAs to measure and report its performance against the SLAs. All performance measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the SLA performance metrics, and shall be subject to audit by Company. Provider shall provide Company with information and access to such tools and procedures upon request.

iv.
If, after the Effective Date, Provider desires to use a different measuring tool or procedure for any SLA, Provider shall provide written notice to Company, proposing the new tool and any reasonable adjustments to the SLA s that are necessary to account for any increased or decreased sensitivity in the new measuring tools or procedures. Provider may utilize such different measuring tools or procedures only to the extent the tools or procedures, and any associated SLA adjustments, are approved in advance in writing by Company.

v.	Where an SLA includes multiple conditions or components (e.g., components x, y and z), satisfaction of all such conditions or components is necessary to meet the corresponding SLA.

5.6	Reports and Supporting Information

i.	Provider shall provide Company with mutually agreed upon reports as outlined in this Exhibit C and in any relevant Attachments. At a minimum, the SLA Scorecard reports shall include the following:

•	Performance reports for each individual SLA metric in the SLA Scorecard; and

•	Identification of any SLA Failures during the applicable Measurement Period.

ii.	Upon Company’s request, Provider shall provide supporting information as requested by Company to verify the accuracy of each SLA measurement.

5.7	SLA Evaluation process. Provider’s SLA adherence / performance will be evaluated on a site-by-site basis each Measurement Period.

i.	Each site will have an SLA Scorecard that will track Provider’s performance.

ii.
The initial SLA Scorecard is provided as Attachment C.3. Sites are given a weighting by budgeted Reimbursable Costs for that site relative to the overall budgeted Reimbursable Costs for the scope of Services, and individual SLA scores are calculated and averaged according to that weighting. Individual SLAs are also weighted according to importance.

These weighting are used to calculate the overall score for SLA adherence.

iii.
These scores will then roll-up into a master SLA Scorecard. Provider shall provide Company with a summary SLA Scorecard each Measurement Period in a format that is mutually agreed upon by both Parties.

iv.	The following rating scale shall be used by Company to evaluate Provider satisfaction of SLAs:

•	5 - Service is Exceptional

•	4 - Service Exceeds Expectations

•	3 - Service Meets Expectations

•	2 - Service Partially Meets Expectations

•	1 - Service Fails Expectations/Needs Improvement

v.	If Provider scores less than 2.0 for an SLA at any GFO & Other Site, that will be the score for SLA adherence for that particular SLA for GFO & Other Sites.

vi.	If Provider scores less than 2.0 for total site SLA adherence at any one site, that will become the score for the Aggregate SLA Score.

vii.	The initial site weightings, SLA weightings, and an example of the calculations are provided in the initial SLA Scorecard attached hereto as Attachment C.2.

viii.	The Aggregate SLA Score for each Measurement Period shall be a KPI performance score in accordance with the KPI Scorecard.

ix.
For SLA 1.1 and SLA 1.3, a SLA Failure at any GFO & Other Site will fail the entire SLA component for all GFO & Other Sites. For SLAs 1.1, 1.3 and 3.1, if a GFO & Other Site does not have scope in the SLA components, and if any other GFO & Other Site has an SLA Failure in that SLA component, then that site SLA Failure will not cascade to the GFO & Other Sites not in scope. The decision to cascade SLA component Failures across GFO & Other Sites in that SLA component for SLA 3.1 will be subjective. The decision to cascade that single site SLA Failure across GFO & Other Sites will be based on (a) severity and/or impact to business and (b) frequency and/or repetition.

6.	QUALIFYING CONDITIONS

6.1
Disqualifying Event. There are minimum levels of safety and performance required to qualify for any portion of the Management Fee at Risk for the Measurement Period. Notwithstanding anything to the contrary in this Exhibit or elsewhere in the Agreement, if any of the Disqualifying Events set forth below occur during a Measurement Period, Provider shall receive no portion of the Management Fee at Risk for the applicable Measurement Period, regardless of KPI Scores, and the Aggregate Management Fee at Risk Earned for all KPIs shall equal zero for such Measurement Period. Any of the following shall constitute a “Disqualifying Event”:

i.
Provider Services result in a safety incident resulting in any fatality or serious injury caused by Provider or Provider Personnel. If an individual has three or more hospitalizations due to a single incident, such incident shall constitute a “serious injury” hereunder.

ii.
Provider’s performance of the Services results in a major incident or a serious compliance infraction, including, without limitation, major community or Company public relations impact; community evacuation; release of hazardous substances in amount equal to or greater than the reportable quantity; damage to infrastructure, Company product or property in excess of $500,000 in the aggregate; major internal infrastructure outage causing Company loss or loss of production in excess of $500,000 in the aggregate; or Federal Drug Administration or other governmental investigation, violation of Applicable Law that results in material adverse impact on the Services, the Company or Company operations; or corrective action or penalties costing in excess of $500,000 in the aggregate.

iii.	Provider has an Aggregate SLA Score of 2.0 or less for two consecutive Measurement Periods.

iv.	Provider has an Aggregate KPI Score of 2.5 or less for two consecutive Measurement Periods.

v.	Company terminates the Agreement for cause.

6.2
For clauses 6.1 iii and 6.1 iv above, the failure shall constitute a Disqualifying Event for all of the consecutive failure periods, including the first Measurement Period. If any Management Fee at Risk Earned has been paid prior to determination of a Disqualifying Event applicable to a Measurement Period, Provider shall promptly refund the applicable payment.

Exhibit D Attachment D.1 Rev 1
Cost Baseline

Notwithstanding the provisions of the Agreement and its Orders, in the baselines development process, Provider shall consider the following assumptions:

1.	Baseline Parameters:

1.1
Preliminary Cost Baselines are listed in Exhibit D Attachment D1.a. Preliminary Cost Baselines provided by Company shall be validated by Provider no later than March 31, 2014 for the GFO & Other Sites. Manufacturing Sites timelines will be developed on individual basis. During the validation period, if an annualized variance of over + / - $25,000 cumulative for a site is discovered; the Preliminary Cost Baseline(s) shall be adjusted in the same proportion of the annualized variance. To the extent that Preliminary Cost Baselines impact scope or cost assumptions, this adjustment will also impact the value of the Minimum Guaranteed Savings. The analysis of any baseline variance will also include the impact of Puerto Rico Tax law changes, and the AML baseline will be adjusted to reflect those changes.

1.2	Preliminary Cost Baselines calculations shall not include Managed Contracts, Food Services and Janitorial Services spend.

1.3
Four individual Cost Baselines shall be developed and approved, subject to the provisions in 1.1 above. One baseline for each manufacturing site (AML, ARI, and ACO,) and one baseline for all remaining GFO & Other Sites.

Exhibit D Attachment D.1a
Preliminary Cost Baseline

Exhibit D1a represents an estimate or forecast by Company of goods or services that may be furnished by Provider during the Term, and it does not constitute a commitment of any kind.

Exhibit D Attachment D.2 Rev 1
Minimum Savings Summary

1.	Definitions:

Cost Baseline. Cost Baseline for each site as set forth in Exhibit D Attachment D1.

Actual Cost. The sum of the actual Controllable Costs accrued and Management Fee for such Measurement Year

2.	Minimum Savings:

2.1	The Preliminary Minimum % Savings “Minimum % Savings” guaranteed by Provider is equal to the blended rate shown below:

Minimum % Savings	2014 Savings %	2015 Savings %
Existing Scope	3.13%	1.23%
New Scope	8.98%	2.4%
Blended rate	4.06%	1.41%

2.2	In case the Budgeted Costs for a Fiscal Year set forth in the section 2.4 of the Amendment 5 is less than $100,000,000 the Blended Rate shall be decrease by 0.27%

2.3	The Guaranteed % Savings for a specific Site shall be revised if the Cost Baseline for such Site increases or decreases by more than $3,000,000.

2.4
At a portfolio level, Provider shall guarantee the Minimum Savings set forth in 2.1 above. Minimum Savings shall be calculated by the sum of each site Cost Baseline set forth in Exhibit D Attachment D1, multiplied by the Minimum % Savings.

2.5
In addition to the requirements described in 2.1 above, Provider shall guarantee a site-by-site Minimum Savings, which shall be calculated by multiplying each site Minimum % Savings (“Site Minimum % Savings”) by each site Cost Baseline set forth in Exhibit D Attachment D1. For AML, ACO, and ARI the Site Minimum % Savings shall be 75% of Minimum % Savings; and for GFO & Other Sites the Site Minimum % Savings shall be equal to the Minimum % Savings set forth in 2.1.

3.
For any additional Services as a result of a new Order(s), with Cost Baseline higher USD $ 3,000,000, the Minimum Savings for such additional Services shall equal at least 10% of the respective additional Service Cost Baseline, with the 10% prorated to adjust to the number of months left on the Agreement or 10% savings over the 24 months following the Cost Baseline adjustment.

3.1
In the event Company does not accept Provider’s proposal on a viable Labor Model, as part of USD $3,000,000 aggregate cost above, the Minimum Savings guaranteed by Provider shall be adjusted based on the Labor Model contained in the approved strategy.

4.
In the event Company overrides Provider’s recommendation on a Major Vendor sourcing initiative with annual savings higher than USD 25,000, the Minimum Savings guaranteed by Provider shall be adjusted in the same proportion of the savings NOT achieved as a result of Company’s revised recommendation.

Exhibit D Attachment D.6 Rev. 1
Example Calculations of Management Fees, Shared Savings and Cost Guaranty Adjustment

1.	GENERAL.

1.1	This Attachment D.6 is for illustrative purposes only. In the event of a conflict between this Attachment D.6 and Exhibit D, the terms of Exhibit D will control.

2.	Summary Example Calculations

•	The key elements of the pricing model used in the following examples are summarized in the table above.

2.1. The terms below designate the meaning of each abbreviated element in the table and shall have the meanings given in Exhibit D.

i.	WAAAKPI is the Weighted Average Aggregate Annual Key Performance Indicator Score

ii.	KPI OPB is the Key Performance Indicator Out Performance Bonus

iii.	BMF is the Base Management Fee portion of the Potential Management Fee

iv.	MFAR is the Management Fee at Risk portion of the Potential Management Fee

2.2. For the purposes of calculating total annual Shared Savings and KPI Out-Performance Bonus (collectively, Incentive Compensation), the Incentive Compensation Cap for the Measurement Year shall not exceed an amount equal to 1 (one) times the amount of the Management Fee at Risk for the applicable Fiscal Year Prior to Measurement Year. Incentive Compensation is in addition to the MFAR.

2.3. Defined terms used in this Attachment D.6 that are not otherwise defined in this Attachment shall have the meanings as described to such terms in the Agreement, Exhibit C (Key Performance Indicators/Service Level Agreements) or Exhibit D (Pricing) to the Agreement, as applicable.

3.	Example 1: Early Savings, no Term Savings, no CCRs

Early Savings, no Term Savings, no CCRs:

		2014		2015	
Cost Guaranty	$	123,760,000	$	116,960,000	
Actual Cost	$	123,000,000	$	116,960,000	
Minimum Savings Shortfall					
Cost Guaranty	$	123,760,000	$	116,960,000	
Actuals	$	123,000,000	$	116,960,000	
Shortfall	$	-	$	-	Actuals - Cost Guaranty
Cost Guaranty Adjustment	**$**	**-**	**$**	**-**	
Shared Savings					
Incremental Savings at Term	$	-	$	-	lesser of: (2015 CG - Current Year Actuals) or Zero
Shared Savings Multiplier		35%		35%	Amendment 5 section 2.7 (iii)
Shared Savings at Term	**$**	**-**	**$**	**-**	
Early YOY Savings					
Actual YoY Savings		13,000,000		6,040,000	Yr 1: BL - Act; Yr 2: Py Act - Cy Act
Planned YoY Savings		12,240,000		6,800,000	Yr 1: BL - CG; Yr 2: Py CG - Cy CG
Net YoY Savings		760,000		(760,000)	Actual YOY Sav - Planned YOY Sav
					Note: If actuals are greater than CG, use CG for YoY calculations
Early Savings %		5.0%		0.0%	
Early Shared Savings	**$**	**38,000**	**$**	**-**	Net YoY Savings * Early Savings %
Total Shared Savings	**$**	**38,000**	**$**	**-**	Shared Savings at Term + Early Shared Savings
Shared Savings Cap	*$*	*1,294,839*	*$*	*1,223,694*	
Base Mgmt Fee	$	1,392,300	$	1,315,800	Cost Guaranty x BMF rate
MFAR	$	1,392,300	$	1,315,800	Cost Guaranty x MFAR rate
KPI OPB	$	97,461	$	92,106	KPI OPB Multiplier x MFAR

3.1
In this example, Early Savings is generated in 2014 since Actual 2014 Cost < Cost Guaranty. Savings is shared at 5% for 2014. No term savings have been generated since 2015 Actual cost is equal to 2015 Guaranty.

4.	Example 2: Early Savings, Term Savings in 2014, no CCRs

Early Savings, Term Savings in 2014, no CCRs:

	2014	2015	
Cost Guaranty	$ 123,760,000	$ 116,960,000	
Actual Cost	$ 116,500,000	$ 116,500,000	
Minimum Savings Shortfall			
Cost Guaranty	$ 123,760,000	$ 116,960,000	
Actuals	$ 116,500,000	$ 116,500,000	
Shortfall	$ -	$ -	Actuals - Cost Guaranty
Cost Guaranty Adjustment	**$ -**	**$ -**	
Shared Savings			
Incremental Savings at Term	$ 460,000	$ -	lesser of: (2015 CG - Current Year Actuals, reduced by PY term savings) or Zero
Shared Savings Multiplier	35%	35%	Amendment 5 section 2.7 (iii)
Shared Savings at Term	**$ 161,000**	**$ -**	
Early YOY Savings			
Actual YoY Savings	19,500,000	-	Yr 1: BL - Act; Yr 2: Py Act - Cy Act
Planned YoY Savings	12,240,000	6,800,000	Yr 1: BL - CG; Yr 2: Py CG - Cy CG
Net YoY Savings	7,260,000	(6,800,000)	Actual YOY Sav - Planned YOY Sav
			Note: If actuals are greater than CG, use CG for YoY calculations
Early Savings %	5.0%	0.0%	
Early Shared Savings	**$ 363,000**	**$ -**	Net YoY Savings * Early Savings %
Total Shared Savings	**$ 524,000**	**$ -**	Shared Savings at Term + Early Shared Savings
Shared Savings Cap	*$ 1,294,839*	*$ 1,223,694*	
Base Mgmt Fee	$ 1,392,300	$ 1,315,800	Cost Guaranty x BMF rate
MFAR	$ 1,392,300	$ 1,315,800	Cost Guaranty x MFAR rate
KPI OPB	$ 97,461	$ 92,106	KPI OPB Multiplier x MFAR

4.1
In this example, there are both Early Savings and Savings at Term. Early Savings exists in 2014, as Actual 2014 costs < Cost Guaranty. In addition, 2014 Actual Costs are below the 2015 Cost Guaranty (end of term), and Shared Savings at Term results in 2014. Note for 2015, the Actual Costs are also below Term, but no Shared Savings at Term are created since that amount was recognized and paid out in 2014.

5.	Example 3: Early Savings, with CCRs

5.1. In this example, a CCR was added in 2014. The CCR increases both Baseline and Cost Guaranty at the same amount, with no change in Minimum Savings. Note that MFAR and Base Management Fee are increased to reflect higher Cost Guaranty.

6.	Example 4: Actual cost > Cost Guaranty

Actuals above Cost Guaranty

	2014	2015	
Cost Guaranty	$ 123,760,000	$ 116,960,000	
Actual Cost	$ 124,000,000	$ 116,660,000	
<u>Minimum Savings Shortfall</u>			
Cost Guaranty	$ 123,760,000	$ 116,960,000	
Actuals	$ 124,000,000	$ 116,660,000	
Shortfall	$ 240,000	$ -	Actuals - Cost Guaranty
Cost Guaranty Adjustment	**$ 240,000**	**$ -**	If GFO: Payout of $240k to Amgen, if other sites, only payout if Min Savings x 75% is not achieved
<u>Shared Savings</u>			
Incremental Savings at Term	$ -	$ 300,000	lesser of: (2015 CG - Current Year Actuals) or Zero
Shared Savings Multiplier	35%	35%	Amendment 5 section 2.7 (iii)
Shared Savings at Term	**$ -**	**$ 105,000**	
<u>Early YOY Savings</u>			
Actual YoY Savings	12,000,000	7,100,000	Yr 1: BL - Act; Yr 2: Py Act - Cy Act
Planned YoY Savings	12,240,000	6,800,000	Yr 1: BL - CG; Yr 2: Py CG - Cy CG
Net YoY Savings	(240,000)	300,000	Actual YOY Sav - Planned YOY Sav
			Note: If actuals are greater than CG, use CG for YoY calculations
Early Savings %	0.0%	5.0%	
Early Shared Savings	**$ -**	**$ 15,000**	Net YoY Savings * Early Savings %
Total Shared Savings	**$ -**	**$ 120,000**	Shared Savings at Term + Early Shared Savings
Shared Savings Cap	*$ 1,294,839*	*$ 1,223,694*	
Base Mgmt Fee	$ 1,392,300	$ 1,315,800	Cost Guaranty x BMF rate
MFAR	$ 1,392,300	$ 1,315,800	Cost Guaranty x MFAR rate
KPI OPB	$ 97,461	$ 92,106	KPI OPB Multiplier x MFAR

6.1	In this example, Actual 2014 Costs are > Cost Guaranty, resulting in a potential payment to Company by Provider. There are several payout scenarios:

6.1.1.	Portfolio achieves overall guarantee, GFO Site misses guarantee: payment is made to site in the amount of missed savings

6.1.2.
Portfolio achieves overall guarantee, non-GFO site (e.g., AML) does not achieve savings: payment is made to the site up to 75% of the guarantee (if savings is between 75% and 100% of guarantee, no payments are made)

6.2
Portfolio does not achieve overall guarantee, and non-GFO site (e.g., AML) does not achieve savings: payment is made to the site up to 75% of the guarantee, additional payment made to bring portfolio to required savings.